                      Separation and Distribution Agreement

                                  by and among

                         Lynch Interactive Corporation,

                       Brighton Communications Corporation

                             The Morgan Group, Inc.

                                       and

                            Morgan Group Holding Co.

                         ------------------------------

                                 Effective as of

                                 December , 2001

                      SEPARATION AND DISTRIBUTION AGREEMENT

      This Separation and Distribution Agreement (this "Agreement") is entered into as of December , 2001, by and among Lynch Interactive Corporation, a
Delaware corporation ("Interactive"), Brighton Communications Corporation, a
Delaware corporation ("Brighton"), The Morgan Group, Inc., a Delaware corporation ("Morgan"), and Morgan Group Holding Co., a Delaware corporation
("Holding" and with Interactive, Brighton and Morgan, the "Parties").

                                    RECITALS

      WHEREAS, Interactive is a diversified holding company with subsidiaries primarily engaged in multimedia and transportation services; and

      WHEREAS, Interactive's involvement in transportation services is through
Brighton, a wholly-owned subsidiary that holds the securities of Morgan, a publicly traded corporation specializing in outsourced transportation services;
and

      WHEREAS, the securities of Morgan held by Brighton are identified on
Exhibit A hereto (the "Morgan Group Securities"); and

      WHEREAS, each of the Boards of Directors of Interactive and Brighton have determined that it is in their best interests for Brighton to contribute the
Morgan Group Securities and the sum of $500,000 to the capital of Holding solely in exchange (the "Exchange") for an aggregate of 3,055,345 shares of Holding's
Common Stock, $.01 par value (the "Holding Shares"), for Brighton to distribute the 3,055,345 Holding Shares to Interactive (the "Brighton Distribution") and
for Interactive to distribute 2,820,051 of the Holding Shares pro rata to its stockholders on the basis of one Holding Share for each share of Interactive common stock outstanding (the "Distribution"); and

      WHEREAS, the Parties intend for each of the Exchange, the Brighton
Distribution and the Distribution to qualify as tax-free transactions pursuant to the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, the Parties desire to set forth herein the principal corporate transactions to be effected in connection with the Exchange, the Brighton
Distribution and the Distribution and certain other matters relating to the relationship and respective rights and obligations of the Parties following the
Distribution.

      NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the Parties agree as follows:

                                        1

                                   ARTICLE I

                       EXCHANGE AND BRIGHTON DISTRIBUTION

      Section 1.1. Exchange. Upon the terms and subject to the conditions set forth herein, not later than three days prior to the Distribution Date (as hereinafter defined), Brighton and Holding shall effect the Exchange.

      Section 1.2. Brighton Distribution. Upon the terms and subject to the conditions set forth herein, not later than one day prior to the Distribution
Date, Brighton shall make the Brighton Distribution to Interactive.

                                   ARTICLE II

                       THE DISTRIBUTION AND CASCADE SHARES

      Section 2.1. The Distribution.

            (a) Subject to Sections 2.1(d) and 3.1, on or prior to the
Distribution Date, Interactive shall deliver 2,820,051 Holding Shares to
American Stock Transfer & Trust Co. (the "Distribution Agent") and shall instruct the Distribution Agent to distribute such Holding Shares on the
Distribution Date pro rata to each holder of record of Interactive common stock as of December 18, 2001 (the "Record Date").

            (b) Subject to Sections 2.1(d) and 3.1, on the Distribution Date,
each Interactive stockholder as of the Record Date (or such holder's designated transferee or transferees), shall be entitled to receive, in the form of a dividend, one Holding Share for each share of common stock of Interactive held by such holder on the Record Date.

            (c) Interactive and Holding shall provide the Distribution Agent with all necessary documents or information to complete the Distribution pursuant to the terms set forth herein.

            (d) Interactive shall, in its sole and absolute discretion, determine the date of the Distribution (the "Distribution Date") and all terms of the Distribution, and the timing of and conditions to the Distribution. In addition, Interactive may at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of all or part of the
Distribution.

      Section 2.2. Cascade Shares. Subsequent to the Distribution Date,
Interactive shall hold the 235,294 Holding Shares not subject to the
Distribution as escrow agent for Cascade Investment LLC ("Cascade"), the holder of an outstanding convertible promissory note made by Interactive (the
"Interactive Note"). If Cascade converts all or any portion of the principal amount of the Interactive Note prior to December 10, 2004, Interactive shall transfer to Cascade a pro rata portion of the 235,294 Holding Shares depending upon how much of the principal amount of the Interactive Note is converted.
Should Cascade fail to convert any or all of the

Interactive Note prior to December 10, 2004, ownership of any Holding Shares then remaining in escrow shall be retained by Interactive.

                                  ARTICLE III

                    CONDITIONS PRECEDENT TO THE DISTRIBUTION

      Section 3.1. Conditions Precedent to the Distribution. The Distribution
shall be conditioned on the satisfaction of the following conditions:

            (a) Holding shall have filed a registration statement with the
Securities and Exchange Commission (the "Commission") on Form S-1 (the
"Registration Statement"), and such amendments or supplements thereto as may be necessary in order to cause the same to become and remain effective, in order to register the Holding Shares under the Securities Act of 1933, as amended;

            (b) The Registration Statement shall have been declared effective by the Commission and there shall be no stop-order in effect with respect thereto;

            (c) The Exchange and the Brighton Distribution shall have occurred;

            (d) Not later than the Distribution Date, Holding shall have prepared and mailed to Interactive's common stockholders, such information concerning Holding and the Distribution and such other matters as Interactive determines upon advice of counsel are necessary or required by law;

            (e) All required actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) shall have been taken by Holding, and, where applicable, have become effective or been accepted, or Holding shall have been advised by counsel that any such action or filing not effective or accepted shall not be required;

            (f) Interactive shall have obtained an opinion letter from its independent auditors to the effect that the Distribution will qualify as a tax free transaction under the Code, and no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the stockholders of
Interactive upon their receipt of Holding Shares in the Distribution;

            (g) Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

            (h) No other events or developments shall have occurred subsequent to the date hereof that, in the judgment of the Board of Directors of
Interactive, would result in the Distribution having a material adverse effect on Interactive or on Interactive's stockholders;

            (i) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition shall be in effect so as to prevent the

consummation of the Brighton Distribution, the Exchange or the Distribution or
any other transactions contemplated by this Agreement;

            (j) Such other actions as the Parties may, based upon the advice of counsel, reasonably request to be taken prior to the Distribution in order to assure the successful completion of the Distribution shall have been taken; and

            (k) This Agreement shall not have been terminated.

                                   ARTICLE IV

                           COVENANTS AND OTHER MATTERS

      Section 4.1. Cooperation. The Parties shall cooperate with each other and take all actions necessary or desirable to consummate the Distribution as contemplated herein.

      Section 4.2. Further Acts. Each of the Parties shall, at the request of another Party, execute or cause to be executed such other agreements, instruments or documents as may be necessary or desirable in order to effect the purposes of this Agreement.

      Section 4.3. Agreement for Exchange of Information.

            (a) Each of the Parties shall provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information
(hereinafter defined) in the possession or under the control of such Party that the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities laws) by a governmental authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or (iv) in connection with the ongoing businesses of the Parties, as the case may be; provided, however, that in the event any of the Parties determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. "Information" means information, whether or not patentable of copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

            (b) After the Distribution Date, (i) the Parties each shall maintain, at their own cost and expense, adequate systems and controls for their businesses to the extent necessary to

enable them to satisfy their reporting, accounting, audit and other obligations, and (ii) the Parties shall provide each other, or cause to be provided, all financial and other data and information as may be requested or determined necessary in order to prepare any financial statements, reports or filings with a governmental authority.

            (c) To facilitate the possible exchange of Information pursuant to this Section 4.3 and other provisions of this Agreement, Holding, Morgan and
Brighton shall use their reasonable best efforts to retain all Information in their respective possession or control on the Distribution Date substantially in accordance with the policies of Interactive as then in effect. However, at any time after the Distribution Date, Holding, Morgan or Brighton may amend their respective record retention policies.

            (d) None of the Parties may destroy any Information in existence on the Separation Date that falls under the categories listed in Section 4.3(a)
without first using its reasonable best efforts to notify the other Parties of the proposed destruction and giving such Parties the opportunity to take possession of such Information prior to destruction.

            (e) Absent gross negligence or willful misconduct, the Parties shall not be liable to each other should any Information exchanged or provided pursuant to this Section 4.3 be found to be inaccurate. The Parties shall not be liable to each other should any Information be destroyed or lost following reasonable best efforts to comply with the provisions of Section 4.3(d).

            (f) The rights and obligations granted under this Section 4.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information as set forth in this Agreement.

      Section 4.4. Auditors and Audits; Annual and Quarterly Statements and
Accounting. Morgan and Holding agree that, for so long as either party is required, in the accordance with United States generally accepted accounting principles, to consolidate the other party's results of operations and financial position:

            (a) Without Holding's prior written consent (which shall not be unreasonably withheld), Morgan shall not select a different accounting firm from that used by Holding to serve as its independent certified public accountants
("Holding's Auditors") for purposes of providing an opinion on its consolidated financial statements.

            (b) Morgan shall provide Holding, on a timely basis, all Information that Holding reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Holding's annual and quarterly financial statements. Without limiting the generality of the foregoing, Morgan shall provide all required financial Information with respect to Morgan to
Holding's Auditors in a sufficient and reasonable time and in sufficient detail to permit Holding's Auditors to take all steps and perform all reviews necessary with respect to financial Information to be included or contained in Holding's annual and quarterly financial

statements. Similarly, Holding shall provide Morgan, on a timely basis, all financial Information that Morgan reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Morgan's annual and quarterly financial statements. Without limiting the generality of the foregoing, Holding shall provide all required financial Information with respect to Holding to Morgan's auditors in a sufficient and reasonable time and in sufficient detail to permit Morgan's auditors to take all steps and perform all reviews necessary with respect to Information to be included or contained in
Morgan's annual and quarterly financial statements.

            (c) Morgan shall give Holding, and Holding shall give Morgan, as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Distribution Date.

            (d) Nothing in Sections 4.3 or 4.4 shall require any Party to violate any agreement with any third party regarding confidential and proprietary information relating to that third party or its business; provided, however, that in the event that any Party is required under Sections 4.3 or 4.4 to disclose any such Information, such Party shall use its reasonable best efforts to seek to obtain such third party's consent to disclose such information.

      Section 4.5. Payment of Expenses. All third party costs and expenses in connection with the Exchange, the Brighton Distribution and the Distribution
shall be borne by Interactive. The Parties shall each be responsible for their own internal fees, costs and expenses incurred in connection with the Exchange, the Brighton Distribution and the Distribution.

      Section 4.6. Governmental Approvals. To the extent that the Distribution requires any governmental approvals, the Parties shall use their reasonable best efforts to obtain any such approvals.

      Section 4.7. No Representation or Warranty by Brighton. Brighton does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

            (a) the value of any asset or thing of value to be transferred to
Holding or Interactive; or

            (b) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

      Section 4.8. Intercompany Accounts. Interactive hereby transfers to
Holding all accounts on its books and records, whether reflecting a credit or a debit, relating to transactions between Morgan and it.

      Section 4.9. Competitive Matters. No Party shall have any duty to refrain directly or indirectly from (a) engaging in the same or similar activities or lines of business as any other Party; or (b) doing business with any potential or actual supplier or customer of any other Party. No Party shall solicit or recruit, without the express written consent of any other Party, any employee of such other Party for a period of one year following the Distribution Date.

      Section 4.10. Administrative Services. Interactive and Morgan shall provide such Administrative Services (as hereinafter defined) as Holding may from time to time reasonably request and as the Party to whom the request is made has the capacity to provide. All Administrative Services shall be billed to
Holding at the cost thereof to Interactive or Morgan, as the case may be. Actual out-of-pocket expenses incurred to third parties in connection with the
Administrative Services shall be paid directly by Holding or reimbursed to
Interactive or Morgan, if previously paid by Interactive or Morgan. For the purposes hereof, Administrative Services shall include without limitation clerical, word processing and secretarial services, accounting and bookkeeping services, record keeping and filing services, insurance services, facilities and custodial services, legal and paralegal services, telecommunications and internet services, postal and delivery services.

      Section 4.11. Tax Matters. Prior to the Exchange, Interactive, Brighton
and Holding, on the one hand and Morgan, on the other hand, filed separate
Federal, state and other tax returns, and neither filer had any obligation to the other on account of taxes that might be due and owing to any taxing authority. Nothing in this Agreement shall create any such obligation, whether in respect of periods ending before or after the Exchange, except that from and after the Exchange, Holding and Morgan shall file consolidated tax returns and shall allocate tax liabilities between them, all as shall be more fully provided in a tax matters agreement to be entered into between them subsequent to the date hereof

                                   ARTICLE V

                    ASSIGNMENT OF CERTAIN SERVICES AGREEMENT

      Section 5.1. Assignment. Interactive hereby assigns to Holding all of its right, title and interest in and to that Certain Services Agreement made as of
January 1, 1995 (the "Certain Services Agreement") by and between Lynch
Corporation and Morgan, previously assigned by Lynch Corporation to Interactive.
Holding hereby accepts such assignment and agrees to perform all of the duties and responsibilities of Interactive thereunder, subject to the terms and conditions thereof.

      Section 5.2. Consent. Morgan hereby consents to the foregoing assignment and assumption.

                                   ARTICLE VI

                                 INDEMNIFICATION

      Section 6.1. Release of Existing Claims. (a) Except as provided in Section
6.1(c), effective as of the Distribution Date, the Interactive Companies (as
hereinafter defined) do hereby, for themselves, their respective Affiliates other than the Morgan Companies), successors and assigns, and all Persons (as hereinafter defined) who at any time prior to the date hereof have been stockholders, directors, officers, agents or employees of the Interactive
Companies (in each case, in their respective capacities as such), remise, release and forever discharge each of the Morgan Companies, their respective
Affiliates (other than the Interactive Companies), successors and assigns, and all prior, current or future stockholders, directors, officers, agents or employees of the Morgan Companies (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity
(including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date between the Interactive Companies and the Morgan
Companies (including any contractual arrangements or arrangements existing or alleged to exist between them on or before the Distribution Date).

            (b) Except as provided in Section 6.1(c), effective as of the date hereof, the Morgan Companies do hereby, for themselves and their respective
Affiliates (other than the Interactive Companies), successors and assigns, and all
Persons who at any time prior to the date hereof have been stockholders, directors, officers, agents or employees of the Morgan Companies (in each case, in their respective capacities as such), remise, release and forever discharge the Interactive Companies, their respective Affiliates (other than the Morgan
Companies), successors and assigns, and all prior, current or future stockholders, directors, officers, agents or employees of the Interactive
Companies (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution
Date between the Morgan Companies and the Interactive Companies (including any contractual arrangements or arrangements existing or alleged to exist between them on or before the date hereof).

            (c) Nothing contained in Section 6.1(a) or (b) shall impair any right of any Person to enforce this Agreement. Nothing contained in Section
6.1(a) or (b) shall release any Person from:

                  (i) any Liability, contingent or otherwise, assumed,
transferred, assigned or allocated under this Agreement; or

                  (ii) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement, including any
Liability for claims brought against the parties by third Persons, which
Liability shall be governed by the provisions of this Article VI and Article
VII.

      Section 6.2. Indemnification by the Interactive Companies. Except as
provided in Section 6.5 or elsewhere in this Agreement, the Interactive
Companies shall indemnify, defend and hold harmless the Morgan Companies and each of their respective directors, officers and employees (in each case, in their respective capacities as such), and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Morgan
Indemnitees"), from and against any and all Liabilities of the Morgan
Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

            (a) the failure of the Interactive Companies or any other Person to pay, perform or otherwise promptly discharge any Liabilities of the Interactive
Companies in accordance with their respective terms, whether prior to or after the Distribution Date;

            (b) any breach by the Interactive Companies or either of them of this Agreement; and

            (c) any Liabilities relating to or arising out of the Exchange, the
Brighton Distribution or the Distribution.

      Section 6.3. Indemnification by Morgan. Except as otherwise provided in
Section 6.5, Morgan shall indemnify, defend and hold harmless Holding, the
Interactive Companies and each of their respective directors, officers and employees (in each case, in their respective capacities as such), and each of the heirs, executors, successors and assigns of any of

the foregoing, from and against any and all Liabilities of Holding, the
Interactive Companies and such persons relating to, arising out of or resulting from any of the following items (without duplication):

            (a) the failure of Morgan or any other Person to pay, perform or otherwise promptly discharge any Liabilities of Morgan, whether prior to or after the Distribution Date, including without limitation those relating to, arising out of or resulting from the action described under the caption
"Business - Legal Proceedings" in the Registration Statement and any and all
other actions arising out of the subject matter thereof; and

            (b) any breach by Morgan of this Agreement.

      Section 6.4. Indemnification by Holding. Except as otherwise provided in
Section 6.5, Holding shall indemnify, defend and hold harmless Morgan and the
Interactive Companies and each of their respective directors, officers and employees (in each case, in their respective capacities as such), and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Liabilities of Morgan, the Interactive Companies and such persons relating to, arising out of or resulting from any of the following items
(without duplication):

            (a) the failure of Holding or any other Person to pay, perform or otherwise promptly discharge any Liabilities of Holding, whether prior to or after the Distribution Date; and

            (b) any breach by Holding of this Agreement.

      Section 6.5. Indemnification Obligations Net of Insurance Proceeds and
other Amounts. (a) The Parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article VI will be net of
Insurance Proceeds (as hereinafter defined) that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party")
is required to pay to any Person entitled to indemnification hereunder (an
"Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related
Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the
Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the
Indemnity Payment was made.

            (b) An insurer that would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement shall obligate any Party to seek to collect or recover any Insurance Proceeds.

      Section 6.6. Procedures for Indemnification of Third Party Claims. (a) If
an Indemnitee shall receive notice or otherwise learn of the assertion by a
Person, (including any Governmental

Authority, who is not a Party to this Agreement of any claim or of the commencement by any such Person of any Action (as hereinafter defined) (in either case, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to
Section 6.2, 6.3 or 6.4, or any other Section of this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the
Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this
Section 6.6(a) shall not relieve the related Indemnifying Party of its obligations under this Article VI, except to the extent that such Indemnifying
Party is actually prejudiced by such failure to give notice.

            (b) An Indemnifying Party may elect to defend (and, unless the
Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such
Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 6.6(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying
Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying
Party to an Indemnitee of its election to assume the defense of a Third Party
Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such
Indemnitee except as set forth in the next sentence. In the event that the
Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

            (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 6.6(b), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

            (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no
Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

            (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the
Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

      Section 6.7. Additional Matters. (a) Any claim on account of a Liability that does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such
Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to

                                       10

accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement.

            (b) In the event of payment by or on behalf of any Indemnifying
Party to any Indemnitee in connection with any Third Party Claim, such
Indemnifying Party shall be subrogated to and shall stand in the place of such
Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

            (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action
(including court costs, sanctions imposed by a court, attorneys' fees, experts'
fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

      Section 6.8. Remedies Cumulative. The remedies provided in this Article VI shall be cumulative and, subject to the provisions of Section 8.3, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

      Section 6.9. Survival of Indemnities. The rights and obligations of each of the Parties and their respective Indemnitees under this Article VI shall survive the Distribution and the sale or other transfer by any Party of any assets or businesses or the assignment by it of any Liabilities.

      Section 6.10. Unavailability of Indemnity. If the indemnification provided for in this Article VI is held by a court of competent jurisdiction to be unavailable to an Indemnitee with respect to any Liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnitee hereunder, agrees to contribute to the amount paid or payable by such
Indemnitee as a result of such Liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on one hand and of the Indemnitee on the other in connection with the event that resulted in such Liability, as well as any other relevant equitable considerations.

                                  ARTICLE VII

                              CERTAIN DEFINED TERMS

      Section 7.1. Defined Terms. For the purposes of this Agreement, the following capitalized terms shall have the following meanings:

                                       11

            (a) "Action" means any demand, action, suit, countersuit,
arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

            (b) "Affiliate" of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein,
"control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

            (c) "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

            (d) "Insurance Proceeds" means those monies:

                    (i)   received by an insured from an insurance carrier; or

                    (ii)  paid by an insurance carrier on behalf of the insured;

in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

            (e) "Interactive Companies" means Interactive and Brighton.

            (f) "Liabilities" means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation,
Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this
Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any
Person.

            (g) "Morgan Companies" means Morgan and Holding.

            (h) "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

                                       12

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

      Section 8.2. Governing Law. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the
State of New York, except that body of law relating to choice of laws.

      Section 8.3. Dispute Resolution.

            (a) If a dispute, controversy or claim (a "Dispute") arises between any two or more of the Parties relating to the interpretation or performance of this Agreement, or the grounds for the termination hereof, appropriate representatives of each Party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. If the representatives of such
Parties are unable to resolve the Dispute and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within 30 days after written notice by one Party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both Parties shall share the costs of the mediation equally, except that each Party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The Parties may also agree to replace mediation with some other form of non-binding or binding ADR.

            (b) Any Dispute that the Parties cannot resolve through mediation within 60 days after one Party's demand for non-binding mediation, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration
Association ("AAA"), by three arbitrators in New York, New York. Such arbitrators shall be selected by the mutual agreement of the Parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators shall be instructed to prepare and deliver a written, reasoned opinion stating their decision within 30 days after the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable, absent fraud or manifest error, and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

            (c) Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; or any other claim where interim relief from the court is sought to prevent

                                       13

serious and irreparable injury to one of the Parties or to others. However, the
Parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

            (d) Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 8.3 with respect to all matters not subject to such dispute, controversy or claim.

      Section 8.4. Termination. This Agreement may be terminated and the
Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of Interactive. In the event of termination pursuant to this
Section 8.4, none of the Parties shall be liable to each other.

      Section 8.5. Notices. Notices, offers, requests or other communications required or permitted to be given by any of the Parties pursuant to the terms of this Agreement shall be given in writing to the respective party at the following addresses:

            if to Interactive:

                        Lynch Interactive Corporation
                        401 Theodore Fremd Avenue
                        Rye, New York 10580
                        Attention:  Chief Financial Officer
                        Fax:  (914) 921-6410

            if to Brighton:

                        Brighton Communications Corporation
                        401 Theodore Fremd Avenue
                        Rye, New York 10580
                        Attention:  Chief Financial Officer
                        Fax:  (914) 921-6410

            if to Morgan:

                        The Morgan Group, Inc.
                        2746 Old U.S. 20 West
                        Elkhart, Indiana 46514
                        Attention:  Chief Financial Officer
                        Fax:  (800) 285-0828

            if to Holding:

                        Morgan Group Holding Co.
                        401 Theodore Fremd Avenue
                        Rye, New York 10580
                        Attention:  Chief Financial Officer
                        Fax:  (914) 921-6410

                                       14

or to such other address as the party to whom notice is given may have previously furnished to the other Parties in writing as provided herein. Any notice involving breach shall be sent by hand delivery, recognized overnight courier or, within the United States, via certified mail, return receipt requested. All other notices may also be sent by fax or first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or five days after the date of postmark.

      Section 8.6. Limitation on Liability. In no event shall any Party be liable to any other Party for any special, consequential, indirect, incidental or punitive damages or lost profits, however caused and on any theory of liability arising in any way out of this Agreement; provided, however, that the foregoing limitation shall not limit a Party's indemnification obligations pursuant to Article VI hereof.

      Section 8.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

      Section 8.8. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties, their respective legal representatives and their successors. None of the Parties may assign this
Agreement or any rights or obligations hereunder, without the prior written consent of the other Parties.

      Section 8.9. Severability. If any term or other provision of this
Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any of the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

      Section 8.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No
failure or delay by any of the Parties to exercise any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      Section 8.11. Amendment. No change or amendment may be made to this
Agreement except by an instrument in writing signed on behalf of each of the
Parties.

      Section 8.12. Authority. Each of the Parties represents to the other that
(a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement,

(b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

      Section 8.13. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            [The remainder of this page is intentionally left blank]

            WHEREFORE, the Parties have signed this Separation and Distribution
Agreement effective as of the date first set forth above.

                                        LYNCH INTERACTIVE CORPORATION

                                        By: ________________________________
                                              Name
                                              Title:

                                        BRIGHTON COMMUNICATIONS CORPORATION

                                        By: _________________________________
                                              Name
                                              Title:

                                        THE MORGAN GROUP, INC.

                                        By:__________________________________
                                              Name
                                              Title:

                                        MORGAN GROUP HOLDING CO.

                                        By: __________________________________
                                              Name:
                                              Title:

                                                                       Exhibit A

                             Morgan Group Securities
                             -----------------------

            161,100 shares of the Class A Common Stock of Morgan

            warrants to purchase 161,100 shares of
            Class A Common Stock of Morgan

            2,200,000 shares of the Class B Common Stock of Morgan

            warrants to purchase 2,200,000 shares of
            Class B Common Stock of Morgan